SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2004

KRAFT FOODS INC.

(Exact name of registrant as specified in its charter)

Virginia	001-16483	52-2284372
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Three Lake Drive, Northfield, Illinois	60093-2753
(Address of Principal executive offices)	(Zip Code)

Registrant’s Telephone number, including area code: (847) 646-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 2, 2004, the Board of Directors of Kraft Foods Inc. (“Kraft”) elected Mr. Jan Bennink to serve on its Board of Directors, effective immediately, filling one of the vacancies created by the expansion of the Board described in Item 5.03 below. There is no arrangement or understanding pursuant to which Mr. Bennink was selected as a director, and there are no related party transactions between Kraft and Mr. Bennink. The Board of Directors has not yet determined to which committees of the Board of Directors Mr. Bennink will be named, but Kraft will file an amendment to this Current Report on Form 8-K when the Board makes this determination.  A copy of the press release announcing Mr. Bennink’s election is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On, December 2, 2004, Jack Mowrer, Senior Vice President and Controller of Kraft, notified Kraft of his intention to retire as of March 1, 2005.  His replacement, Mr. David Brearton, 43, will become Senior Vice President, Business Process Simplification, effective immediately, and Corporate Controller as of March 1, 2005.   Mr. Brearton currently serves as Kraft’s Senior Vice President, Finance, Kraft International Commercial, a position he has held since 2002.  Before being named to that position, Mr. Brearton had served since 1999 as Vice President, Finance, for Kraft Foods International, Inc.’s European Union region.  Neither Kraft nor any of its subsidiaries is party to any employment agreement with Mr. Brearton.  There are no other matters involving Mr. Brearton that would require disclosure under Items 401(b), (d) or (e) or 404(a) of Regulation S-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 2, 2004, the Board of Directors of Kraft approved an amendment to Article II, Section 2 of Kraft’s By-Laws to increase the size of the Board of Directors from nine to eleven. Kraft’s Amended and Restated By-Laws are attached as Exhibit 3.3 to this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRAFT FOODS INC.

/s/ Marc S. Firestone
Name:	Marc S. Firestone
Title:	Executive Vice President, General Counsel and Corporate Secretary

Date: December 8, 2004

EXHIBIT INDEX

Exhibit Number	Description
3.3	Amended and Restated By-Laws

99.1	Press Release - Jan Bennink